Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K/A of Quantumsphere Acquisition Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ping Zhang, Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 1, 2026

/s/ Ping Zhang
Ping Zhang
Chief Executive Officer
(Principal Executive Officer)